As filed with the Securities and Exchange Commission on February 1, 2022
File No. 811-05028

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940
☒
Amendment No. 481
☒

PIMCO Funds
(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including area code
(888) 877-4626
Douglas P. Dick, Esq. Adam T. Teufel, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Peter G. Strelow Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660
(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE
This Amendment No. 481 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Private Account Portfolio Series: PIMCO All Asset Funds Offering Memorandum and Offering Memorandum Supplment, each dated July 30, 2021.
The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

PIMCO Funds

Private Account Portfolio Series

Amendment Dated February 1, 2022 to the Private Account Portfolio Series Offering Memorandum Dated July 30, 2021, as amended (the “Offering Memorandum”)

Disclosure Regarding the PIMCO All Asset: Multi-Real Fund (the “Fund”)

Pacific Investment Management Company LLC (“PIMCO”) has announced that Nic Johnson will retire from PIMCO effective March 31, 2022. Mr. Johnson will continue to serve as a portfolio manager of the Fund until March 31, 2022 or such earlier date to be disclosed in a subsequent supplement.

Effective immediately, the Fund is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, Nic Johnson, Steve Rodosky, Greg Sharenow, Daniel He, Emmanuel Sharef and Andrew DeWitt. Accordingly, effective immediately, the paragraph in the “Investment Adviser/Portfolio Managers” section in the Fund’s Fund Summary in the Offering Memorandum is deleted and replaced with the following:

PIMCO serves as the investment adviser for the Fund. Research Affiliates serves as the Fund’s sub-adviser. The Fund’s portfolio is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, Nic Johnson, Steve Rodosky, Greg Sharenow, Daniel He, Emmanuel Sharef and Andrew DeWitt. Mr. Arnott is the Chairman and Founder of Research Affiliates. Mr. Brightman is the Chief Executive Officer and Chief Investment Officer of Research Affiliates. Messrs. Johnson, Rodosky and Sharenow are Managing Directors of PIMCO. Mr. He and Dr. Sharef are Executive Vice Presidents of PIMCO. Mr. DeWitt is a Senior Vice President of PIMCO. Messrs. Arnott, Brightman, Johnson, Rodosky, Sharenow, He and DeWitt have jointly and primarily managed the Fund since its inception. Dr. Sharef has jointly and primarily managed the Fund since February 2022.

In addition, effective immediately, disclosure concerning the portfolio managers of the Fund in the table in the “Management of the Funds—Individual Portfolio Managers” section of the Offering Memorandum is deleted and replaced with the following:

Fund	Manager(s)	Since	Recent Professional Experience
PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Asset: Multi-Short PLUS	Robert D. Arnott	*	Chairman and Founder, Research Affiliates, since July 2002. Previously, Mr. Arnott was Chairman of First Quadrant, L.P. until April 2004. He joined First Quadrant in April 1988.

PIMCO All Asset: Multi-Real PIMCO All Asset: Multi-RAE PLUS PIMCO All Asset: Multi-Short PLUS	Christopher J. Brightman	*

Chief Executive Officer, Research Affiliates, since July 2021. Chief Investment Officer, Research Affiliates, since April 2014. Previously at Research Affiliates, Mr. Brightman served as a Managing Director and Head of Investment Management. Prior to joining Research Affiliates in 2010, Mr. Brightman was chief executive officer of the University of Virginia Investment Management Company.

Fund	Manager(s)	Since	Recent Professional Experience

PIMCO All Asset: Multi-Real	Andrew Dewitt	*

Senior Vice President, PIMCO. Mr. Dewitt is a portfolio manager in the Newport Beach office, focusing on commodity and multi-real asset strategies. Previously, he managed PIMCO’s portfolio associate group and focused on portfolio optimization and other technology initiatives. He has investment experience since 2006 and holds undergraduate degrees in economics and sociology from Brown University.

PIMCO All Asset: Multi-Real	Daniel He	*

Executive Vice President, PIMCO. Mr. He is a portfolio manager in the Newport Beach office. He is a member of the liquid products group specializing in real return and mortgage-backed securities. Prior to joining PIMCO in 2011, he structured and traded derivative strategies for a global macro hedge fund. He previously developed trading strategies at a hedge fund that focused on foreign exchange volatility. He has investment experience since 2005 and holds an MBA from the University of Chicago Booth School of Business. He also holds a master’s degree in financial engineering and an undergraduate degree in computer science from the National University of Singapore.

PIMCO All Asset: Multi-Real	Nic Johnson	*

Managing Director, PIMCO. He joined PIMCO in 2004 and previously managed the portfolio analyst group. Prior to joining PIMCO, he worked at NASA’s Jet Propulsion Laboratory, developing Mars missions and new methods of autonomous navigation.

PIMCO All Asset: Multi-Real	Steve Rodosky	*	Managing Director, PIMCO. Mr. Rodosky joined PIMCO in 2001 and specializes in portfolio management of treasuries, agencies and futures.

PIMCO All Asset: Multi-Real	Emmanuel Sharef	2/22

Executive Vice President, PIMCO. Dr. Sharef is a portfolio manager in the Newport Beach office, focused on asset allocation and multi-real asset strategies and the residential real estate market. He is a member of the Americas Portfolio Committee and has served as a rotating member of the Investment Committee. Prior to joining PIMCO in 2011, he worked in the mortgage credit strategists group at Morgan Stanley. He has investment and financial services experience since 2008 and holds a Ph.D. in operations research from Cornell University, specializing in statistics and biometrics. He received an undergraduate degree from Princeton University.

Fund	Manager(s)	Since	Recent Professional Experience

PIMCO All Asset: Multi-Real	Greg Sharenow	*

Managing Director, PIMCO. Mr. Sharenow is a portfolio manager in the Newport Beach office, focusing on commodities, real assets, and inflation solutions. He leads PIMCO’s commodity portfolio management group. He also co-manages PIMCO’s Energy and Tactical Credit Opportunities strategy. Prior to joining PIMCO in 2011, he was an energy trader at Hess Energy Trading, Goldman Sachs, and DE Shaw. He was previously senior energy economist at Goldman Sachs and before that, worked as a quantitative analyst in the Global Portfolio Analysis group at Goldman Sachs. His co-authored article, “Beating Benchmarks,” won the Second Annual Berstein Fabozzi/Jacobs Levy Award for Outstanding Article after it was published in the Journal of Portfolio Management. He has investment and financial services experience since 2000 and holds bachelor’s degrees in mathematical methods in the social sciences and in economics from Northwestern University. He is a member of the Council on Foreign Relations.

Investors Should Retain this Amendment for Future Reference

PIMCO Funds

Private Account Portfolio Series

Amendment dated February 1, 2022 to the

Private Account Portfolio Series Offering Memorandum Supplement, dated July 30, 2021, as amended (the “Offering Memorandum Supplement”)

Disclosure Regarding the PIMCO All Asset: Multi-Real Fund (the “Fund”)

Pacific Investment Management Company LLC (“PIMCO”) has announced that Nic Johnson will retire from PIMCO effective March 31, 2022. Mr. Johnson will continue to serve as a portfolio manager of the Fund until March 31, 2022 or such earlier date to be disclosed in a subsequent supplement.

Effective immediately, the Fund is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, Nic Johnson, Steve Rodosky, Greg Sharenow, Daniel He, Emmanuel Sharef and Andrew DeWitt.

Accordingly, effective immediately, corresponding changes are made in the table and accompanying footnotes in the subsection titled “Portfolio Managers—Other Accounts Managed” in the Offering Memorandum Supplement, and the following information is added:

	Total Number of Other Accounts	Total Assets of All Other Accounts (in $ millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $ millions)
Sharef[7]
Registered Investment Companies	4	$1,280.67	0	$0.00
Other Pooled Investment Vehicles	9	$2,748.03	0	$0.00
Other Accounts	0	$0.00	0	$0.00

[7]	Effective February 1, 2022, Dr. Sharef co-manages the PIMCO All Asset: Multi-Real Fund.

In addition, effective immediately, the following sentences are added to the end of the paragraph immediately preceding the above table:

Effective February 1, 2022, the PIMCO All Asset: Multi-Real Fund is jointly and primarily managed by Robert D. Arnott, Christopher J. Brightman, Nic Johnson, Steve Rodosky, Greg Sharenow, Daniel He, Emmanuel Sharef and Andrew DeWitt. Information for Dr. Sharef is as of December 31, 2021.

In addition, effective immediately, corresponding changes are made in the table and accompanying footnotes in the subsection titled “Portfolio Managers—Securities Ownership” in the Offering Memorandum Supplement, and the following information is added.

Portfolio Manager	Funds Managed by Portfolio Manager	Dollar Range of Shares Owned
Emmanuel Sharef[1]	PIMCO All Asset: Multi-Real Fund	None

[1]	Effective February 1, 2022, Dr. Sharef co-manages the PIMCO All Asset: Multi-Real Fund. Information for Dr. Sharef is as of December 31, 2021.

Investors Should Retain this Amendment for Future Reference

PART C   OTHER INFORMATION
Item 28. Exhibits
(a)	(1)	Amended and Restated Declaration of Trust dated November 4, 2014(24)
	(2)	Eighth Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated August 18, 2020(55)
	(3)	Establishment and Designation of Eight Additional Shares of Beneficial Interest dated February 10, 2021(57)
(b)		Amended and Restated By-Laws of Registrant dated November 4, 2014(24)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Corporate Bond Fund dated May 19, 2009(4)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(6)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund dated February 23, 2010(7)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund dated August 17, 2010(8)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(9)
(7)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Low Duration Credit Fund, PIMCO Total Return Fund IV, PIMCO RAE
PLUS International Fund and PIMCO RAE PLUS Small Fund dated February 28, 2011(10)

(8)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Credit Opportunities Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated May 23, 2011(12)

(9)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and
PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16,
2011(13)

(10)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal
Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio
Series – Short Term Floating NAV Portfolio III dated February 28, 2012(14)

	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(13)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage
PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO
StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International
Fund (U.S. Dollar Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund,
PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated
March 22, 2013(20)

	(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)

(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE PLUS International Fund and PIMCO Low Duration Credit Fund dated October 1, 2013(23)
(16)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO RAE Low Volatility PLUS EMG Fund, the PIMCO RAE Low Volatility
PLUS Fund, and the PIMCO RAE Low Volatility PLUS International Fund dated November 5,
2013(22)

(17)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014 (24)
(18)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(19)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund and PIMCO Inflation Response
Multi-Asset Fund dated October 1, 2015(32)

(20)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Total Return ESG Fund, PIMCO Low Duration ESG Fund and PIMCO
Low Duration Income Fund dated November 7, 2016(44)

(21)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio
dated February 14, 2017(37)

(22)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Emerging Markets Full
Spectrum Bond Fund, PIMCO Global Advantage® Strategy Bond Fund and PIMCO Dynamic
Bond Fund dated October 2, 2017(42)

(23)	Amendment to Amended and Restated Investment Advisory Contract dated February 13, 2018(45)
(24)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Strategic Bond Fund dated October 1, 2018(48)
(25)
Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract
relating to PIMCO California Municipal Intermediate Value Fund, PIMCO California Municipal
Opportunistic Value Fund, PIMCO National Municipal Intermediate Value Fund and PIMCO
National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(26)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Long-Term Real Return Fund dated October 1, 2019(51)
(27)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Climate Bond Fund dated November 5, 2019(51)
(28)	Supplement to Amended and Restated Investment Advisory Contract dated June 29, 2020(53)
(29)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(30)	Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO RAE PLUS EMG Fund dated October 1, 2020(56)
(31)
Supplement to Amended and Restated Investment Advisory Contract relating to PIMCO Sector
Fund Series – AH, PIMCO Sector Fund Series – AI, PIMCO Sector Fund Series – AM, PIMCO
Sector Fund Series – BC, PIMCO Sector Fund Series – BL, PIMCO Sector Fund Series – EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

(32)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(11)

(33)
Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to
PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement
relating to PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund and PIMCO RAE
PLUS Small Fund dated December 1, 2012(18)

(34)
Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE PLUS EMG Fund,
PIMCO RAE Low Volatility PLUS EMG Fund, PIMCO RAE Fundamental Advantage PLUS
Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO RAE Low
Volatility PLUS International Fund, PIMCO RAE PLUS Small Fund and PIMCO RAE Low
Volatility PLUS Fund dated December 20, 2013(22)

	(35)	Amendment to Amended and Restated Sub-Advisory Agreement relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014(25)
(36)
Amendment to Amended and Restated Sub-Advisory Agreement relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

(37)
Sub-Advisory Agreement relating to PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated March 15, 2019(49)

(e)	(1)	Second Amended and Restated Distribution Contract dated February 14, 2017(45)
	(2)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated February 13, 2018(45)
	(3)	Amendment to Second Amended and Restated Distribution Contract related to I-3 shares dated May 15, 2018(46)
(4)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO California
Municipal Intermediate Value Fund, PIMCO California Municipal Opportunistic Value Fund,
PIMCO National Municipal Intermediate Value Fund and PIMCO National Municipal
Opportunistic Value Fund dated November 5, 2018(49)

	(5)	Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Climate Bond Fund dated November 5, 2019(51)
(6)
Amendment to Second Amended and Restated Distribution Contract relating to PIMCO All Asset:
Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All Asset: Multi-Short
PLUS Fund dated June 29, 2020(53)

	(7)	Amendment to Second Amended and Restated Distribution Contract relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(8)
Supplement to Second Amended and Restated Distribution Contract relating to PIMCO Sector
Fund Series - AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO
Sector Fund Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE,
PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated February 11, 2021(57)

	(9)	Form of Sales Agreement(35)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(5)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(5)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(7)
	(4)	Amendment to Custody and Investment Accounting Agreement dated February 8, 2017(41)
	(5)	Amendment to Custody and Investment Accounting Agreement dated March 21, 2018(46)
	(6)	Amendment to Custody and Investment Accounting Agreement dated December 13, 2018(48)
	(7)	Amendment to Custody and Investment Accounting Agreement dated March 11, 2019(49)
	(8)	Amendment to Custody and Investment Accounting Agreement dated August 10, 2020(56)

	(9)	Amendment to Custody and Investment Accounting Agreement dated November 5, 2019(58)
	(10)	Amendment to Custody and Investment Accounting Agreement dated August 28, 2020(56)
	(11)	Amendment to Custody and Investment Accounting Agreement dated October 8, 2020(58)
	(12)	Amendment to Custody and Investment Accounting Agreement dated March 24, 2021(58)
	(13)	Amendment to Custody and Investment Accounting Agreement dated June 29, 2021(60)
(h)	(1)	Second Amended and Restated Supervision and Administration Agreement dated April 1, 2012(16)
	(2)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Mortgage Opportunities and Bond Fund dated August 15, 2012(17)
	(3)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012 (18)
(4)
Supplement to the Second Amended and Restated Supervision and Administration Agreement
relating to the PIMCO RAE PLUS EMG Fund, PIMCO RAE Fundamental Advantage
PLUS Fund, PIMCO RAE PLUS Fund, PIMCO RAE PLUS International Fund, PIMCO
StocksPLUS® International Fund (Unhedged), PIMCO StocksPLUS® International
Fund (U.S. Dollar-Hedged), PIMCO StocksPLUS® Small Fund, PIMCO RAE PLUS Small Fund,
PIMCO StocksPLUS® Absolute Return Fund and PIMCO StocksPLUS® Short Fund dated
March 22, 2013(20)

	(5)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(21)
	(6)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2013(23)
(7)
Supplement to the Second Amended and Restated Supervision and Administration Agreement
relating to the PIMCO RAE Low Volatility PLUS EMG Fund, the PIMCO RAE Low Volatility
PLUS Fund, and the PIMCO RAE Low Volatility PLUS International Fund dated November 5,
2013(22)

	(8)	Supplement to Second Amended and Restated Supervision and Administration Agreement dated October 1, 2014(24)
	(9)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO RAE Worldwide Long/Short PLUS Fund dated November 5, 2014 24)
	(10)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Preferred and Capital Securities Fund dated February 24, 2015(26)
(11)
Supplement to the Second Amended and Restated Supervision and Administration Agreement
relating to the PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® International
Fund (U.S. Dollar-Hedged) and PIMCO StocksPLUS® Small Fund dated October 1, 2015(32)

	(12)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Moderate Duration Fund and PIMCO Short Asset Investment Fund dated November 2, 2015(41)
	(13)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Government Money Market Fund dated February 23, 2016(33)
	(14)	Supplement to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2016(36)
(15)
Amendment to the Second Amended and Restated Supervision and Administration Agreement
relating to PIMCO Funds: Private Account Portfolio Series – PIMCO Short Asset Portfolio dated
February 14, 2017(37)

	(16)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Long Duration Total Return Fund dated October 2, 2017(43)
	(17)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Global Bond Opportunities Fund (Unhedged) dated November 14, 2017(43)

(18)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated February 13, 2018(45)
(19)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to I-3 shares dated February 13, 2018(45)
(20)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to I-3 shares and Class D shares dated May 15, 2018(46)
(21)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Total Return Fund dated October 1, 2018(48)
(22)
Supplement to the Second Amended and Restated Supervision and Administration Agreement
relating to PIMCO California Municipal Intermediate Value Fund, PIMCO California Municipal
Opportunistic Value Fund, PIMCO National Municipal Intermediate Value Fund and PIMCO
National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(23)
Supplement to the Second Amended and Restated Supervision and Administration Agreement
relating to PIMCO Preferred and Capital Securities Fund and PIMCO RAE Worldwide Long/Short
PLUS Fund dated May 15, 2019(50)

(24)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Climate Bond Fund dated November 5, 2019(51)
(25)
Amendment to Second Amended and Restated Supervision and Administration Agreement relating to PIMCO All Asset: Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund and PIMCO All
Asset: Multi-Short PLUS Fund dated June 29, 2020(53)

(26)	Amendment to Second Amended and Restated Supervision and Administration Agreement relating to PIMCO ESG Income Fund and Class C-2 shares dated August 18, 2020(55)
(27)
Supplement to Second Amended and Restated Supervision and Administration Agreement relating to PIMCO Sector Fund Series - AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series
- AM, PIMCO Sector Fund Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund
Series - EE, PIMCO Sector Fund Series – H and PIMCO Sector Fund Series – I dated
February 11, 2021(57)

(28)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund dated July 25, 2011(11)
(29)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(11)
(30)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2013(23)
(31)	Amendment to the Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund dated July 31, 2019(51)
(32)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(18)
(33)	Amended and Restated Fee Waiver Agreement relating to the PIMCO RAE Low Volatility PLUS EMG Fund dated July 31, 2019(51)
(34)	Fee Waiver Agreement relating to I-3 shares dated February 13, 2018(45)
(35)	Fee Waiver Agreement relating to I-3 shares dated May 15, 2018(46)
(36)	Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated October 1, 2018(47)
(37)	Amendment to the Fee Waiver Agreement relating to the PIMCO Strategic Bond Fund dated July 31, 2019(51)
(38)
Fee Waiver Agreement relating to the PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(39)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund® (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009 19)
(40)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Core Asset Allocation Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(19)
(41)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS® Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd.) dated May 7, 2010(19)
(42)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(31)
(43)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(21)
(44)	Fee Waiver Agreement relating to the PIMCO Preferred and Capital Securities Fund (PIMCO Capital Securities Fund (Cayman) Ltd.) dated March 1, 2015(26)
(45)	Fee Waiver Agreement relating to the PIMCO Climate Bond Fund dated November 5, 2019(51)
(46)	Fee Waiver Agreement relating to PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. dated June 29, 2020(53)
(47)	Fee Waiver Agreement relating to PIMCO ESG Income Fund dated August 18, 2020(55)
(48)
Advisory Fee Waiver Agreement relating to PIMCO Sector Fund Series - AH, PIMCO Sector Fund
Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund Series - BC, PIMCO Sector
Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector Fund Series – H and PIMCO
Sector Fund Series – I, dated February 11, 2021(57)

(49)
Supervisory and Administrative Fee Waiver Agreement relating to PIMCO Sector Fund Series -
AH, PIMCO Sector Fund Series - AI, PIMCO Sector Fund Series - AM, PIMCO Sector Fund
Series - BC, PIMCO Sector Fund Series - BL, PIMCO Sector Fund Series - EE, PIMCO Sector
Fund Series – H and PIMCO Sector Fund Series – I, dated February 11, 2021(57)

(50)	Second Amended and Restated Expense Limitation Agreement dated June 1, 2018(47)
(51)	Amendment to Second Amended and Restated Expense Limitation Agreement dated June 29, 2020(53)
(52)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(19)
(53)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(19)
(54)
Expense Limitation Agreement relating to PIMCO California Municipal Intermediate Value Fund,
PIMCO California Municipal Opportunistic Value Fund, PIMCO National Municipal Intermediate
Value Fund and PIMCO National Municipal Opportunistic Value Fund dated November 5, 2018(49)

(55)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
(56)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
(57)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(7)
(58)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(12)
(59)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(21)
(60)	PIMCO Capital Securities Fund (Cayman) Ltd. Appointment of Agent for Service of Process(26)
(61)	PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. Appointment of Agent for Service of Process(56)
(62)	Amended and Restated Transfer Agency and Service Agreement dated May 14, 2015(28)
(63)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated July 17, 2018(47)

	(64)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 20, 2019(58)
	(65)	Amendment to Amended and Restated Transfer Agency and Service Agreement dated December 2, 2020(58)
(i)		Opinion and Consent of Counsel(59)
(j)	(1)	Consent of Independent Registered Public Accounting Firm(59)
	(2)(A)	Certified Secretary’s Certificate pursuant to Rule 483(b)(59)
(k)		Not Applicable
(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(5)
	(2)	Distribution and Servicing Plan for Class C Shares(5)
	(3)	Distribution and Servicing Plan for Administrative Class Shares(15)
	(4)	Distribution and Services Plan for Class R Shares(5)
	(5)	Distribution and Services Plan for Class C-2 Shares(56)
	(6)	Form of Bank Fund Services Agreement(23)
	(7)	Form of Fund Services Agreement(31)
(n)		Twentieth Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated November 18, 2020(58)
(p)	(1)	Revised Code of Ethics for the Registrant(56)
	(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC(61)
	(3)	Revised Code of Ethics for Research Affiliates, LLC(58)
	(4)	Code of Ethics of Gurtin Municipal Bond Management(51)
*		Powers of Attorney(58)
(1)
Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)
Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)
Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)
Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(5)
Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(6)
Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(7)
Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(8)
Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(9)
Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(10)
Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(11)
Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.
(12)
Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(13)
Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(14)
Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(15)
Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(16)
Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(17)
Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.

(18)
Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(19)
Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(20)
Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(21)
Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(22)
Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(23)
Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(24)
Filed with Post-Effective Amendment No. 265 on November 7, 2014, and incorporated by reference herein.
(25)
Filed with Post-Effective Amendment No. 267 on December 15, 2014, and incorporated by reference herein.
(26)
Filed with Post-Effective Amendment No. 270 on March 6, 2015, and incorporated by reference herein.
(27)
Filed with Post-Effective Amendment No. 273 on May 26, 2015, and incorporated by reference herein.
(28)
Filed with Amendment No. 370 on June 10, 2015, and incorporated by reference herein.
(29)
Filed with Post-Effective Amendment No. 276 on July 28, 2015, and incorporated by reference herein.
(30)
Filed with Amendment No. 375 on August 14, 2015, and incorporated by reference herein.
(31)
Filed with Amendment No. 378 on September 16, 2015, and incorporated by reference herein.
(32)
Filed with Post-Effective Amendment No. 278 on October 1, 2015, and incorporated by reference herein.
(33)
Filed with Post-Effective Amendment No. 284 on May 27, 2016, and incorporated by reference herein.
(34)
Filed with Amendment No. 389 on July 12, 2016, and incorporated by reference herein.
(35)
Filed with Post-Effective Amendment No. 286 on July 27, 2016, and incorporated by reference herein.
(36)
Filed with Amendment No. 395 on October 3, 2016, and incorporated by reference herein.
(37)
Filed with Amendment No. 399 on March 21, 2017, and incorporated by reference herein.
(38)
Filed with Post-Effective Amendment No. 291 on May 25, 2017, and incorporated by reference herein.
(39)
Filed with Post-Effective Amendment No. 292 on May 26, 2017, and incorporated by reference herein.
(40)
Filed with Post-Effective Amendment No. 295 on July 28, 2017, and incorporated by reference herein.
(41)
Filed with Post-Effective Amendment No. 298 on August 25, 2017, and incorporated by reference herein.
(42)
Filed with Post-Effective Amendment No. 301 on October 24, 2017, and incorporated by reference herein.
(43)
Filed with Post-Effective Amendment No. 307 on January 16, 2018, and incorporated by reference herein.
(44)
Filed with Post-Effective Amendment No. 311 on February 23, 2018, and incorporated by reference herein.
(45)
Filed with Post-Effective Amendment No. 314 on April 27, 2018, and incorporated by reference herein.
(46)
Filed with Post-Effective Amendment No. 318 on July 26, 2018, and incorporated by reference herein.
(47)
Filed with Post-Effective Amendment No. 320 on October 19, 2018, and incorporated by reference herein.
(48)
Filed with Post-Effective Amendment No. 321 on January 2, 2019, and incorporated by reference herein.
(49)
Filed with Post-Effective Amendment No. 323 on May 29, 2019, and incorporated by reference herein.
(50)
Filed with Post-Effective Amendment No. 324 on July 29, 2019, and incorporated by reference herein.
(51)
Filed with Post-Effective Amendment No. 327 on November 12, 2019, and incorporated by reference herein.
(52)
Filed with Post-Effective Amendment No. 332 on May 22, 2020, and incorporated by reference herein.
(53)
Filed with Amendment No. 463 on July 1, 2020, and incorporated by reference herein.
(54)
Filed with Post-Effective Amendment No. 333 on July 27, 2020, and incorporated by reference herein.
(55)
Filed with Post-Effective Amendment No. 336 on August 20, 2020, and incorporated by reference herein.

(56)
Filed with Post-Effective Amendment No. 339 on October 21, 2020, and incorporated by reference herein.
(57)
Filed with Amendment No. 474 on February 22, 2021, and incorporated by reference herein.
(58)
Filed with Post-Effective Amendment No. 340 on May 26, 2021, and incorporated by reference herein.
(59)
Filed with Post-Effective Amendment No. 341 on July 29, 2021, and incorporated by reference herein.
(60)
Filed with Amendment No. 480 on December 15, 2021, and incorporated by reference herein.
(61) Filed herewith.
Item 29. Persons Controlled by or Under Common Control with Registrant.
The Trust through the PIMCO Sector Fund Series - BC, a separate series of the Trust, wholly owns and controls the PIMCO Sector Fund Series - BC (Cayman) Ltd. (“Sector Fund Series – BC Subsidiary”), a company organized under the laws of the Cayman Islands. The Sector Fund Series – BC Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Sector Fund Series – BC’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO All Asset: Multi-Real Fund, a separate series of the Trust, wholly owns and controls the PIMCO All Asset: Multi-Real Fund (Cayman) Ltd. (“All Asset: Multi-Real Fund Subsidiary”), a company organized under the laws of the Cayman Islands. The All Asset: Multi-Real Fund Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO All Asset: Multi-Real Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Preferred and Capital Securities Fund, a separate series of the Trust, wholly owns and controls the PIMCO Capital Securities Fund (Cayman) Ltd. (“CSF Subsidiary”), a company organized under the laws of the Cayman Islands. The CSF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Preferred and Capital Securities Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommodityRealReturn Strategy Fund®, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund®’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Global Core Asset Allocation Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GCAA Subsidiary”), a company organized under the laws of the Cayman Islands. The GCAA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Core Asset Allocation Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO CommoditiesPLUS® Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS® Strategy Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Short Asset Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO Short Asset Portfolio Subsidiary LLC (“Short Asset Portfolio Subsidiary”), a company organized under the laws of the state of Delaware. The Short Asset Portfolio Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short Asset Portfolio’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Income Fund, a separate series of the Trust, wholly owns and controls the MLM 766 LLC (“Income Subsidiary”), a company organized under the laws of the state of Delaware. The Income Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Income Fund’s annual and semi-annual reports to shareholders.
The Trust through the PIMCO Total Return Fund, a separate series of the Trust, wholly owns and controls the MLM 700 LLC (“TR Subsidiary”), a company organized under the laws of the state of Delaware. The TR Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Total Return Fund’s annual and semi-annual reports to shareholders.
Item 30. Indemnification
Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 265 on November 7, 2014.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.
Item 31. Business and Other Connections of the Investment Adviser
Pacific Investment Management Company LLC (“PIMCO”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of PIMCO, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by PIMCO pursuant to the Advisers Act (SEC File No. 801-48187).
Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered under the Advisers Act. The list required by this Item 31 of officers and directors of Research Affiliates, together with any information as to any business, profession, vocation, or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated herein by reference from Form ADV filed by Research Affiliates pursuant to the Advisers Act (SEC File No. 801-61153).
Item 32. Principal Underwriter
(a) PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.
(b) The officers of the Distributor are:
Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Hall, Gregory W.	Chairman of the Board of Managers	None
Sutherland, Eric M.	President and Manager, Board of Managers	None
Fournier, Joseph A.	Manager, Board of Managers	None
Pitters, Caleb J.A.	Manager, Board of Managers	None
Tracy, Lauren R.	Manager, Board of Managers	None
Ferrari, David	Principal Financial Officer and Financial and Operations Principal	None

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Harry, Seon L.	Anti-Money Laundering Compliance Officer	None
Dubitzky, Zvi	Chief Legal Officer, Chief Compliance Officer and Secretary	None
Plump, Steven B.	Head of Business Management, Vice President	None
Burg, Anthony A.	Treasurer	None
*
The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.
Item 33. Location of Accounts and Records
The account books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219294, Kansas City, MO 64121-9294, DST Asset Manager Solutions, Inc., 430 W. 7th Street, STE 219024, Kansas City, MO 64105-1407, DST Asset Manager Solutions, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, DST Asset Manager Solutions, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.
Item 34. Management Services
Not applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 481 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 1st day of February, 2022.
PIMCO FUNDS (Registrant)
By:	Eric D. Johnson*, President
*By:	/s/ ADAM T. TEUFEL Adam T. Teufel as attorney-in-fact
*
Pursuant to powers of attorney filed with Post-Effective Amendment No. 340 to Registration Statement No. 033-12113 on May 26, 2021.

EXHIBIT LIST
(p)(2)	Revised Code of Ethics for PIMCO and PIMCO Investments LLC